Exhibit 99.1

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE                                                   Contact:
October 23, 2006                                                  Todd A. Gipple
                                                        Executive Vice President
                                                         Chief Financial Officer
                                                                  (309) 743-7745

                               QCR Holdings, Inc.
                      Announces Wisconsin Bank Acquisition

QCR Holdings, Inc. (Nasdaq/QCRH) announced today that it has entered into a series of agreements that will result in the addition of a Wisconsin-chartered bank to the Company's current family of community banks. The new bank, which will be known after the acquisition as "First Wisconsin Bank and Trust Company", will be a wholly owned subsidiary of the Company with one office located at 1133 Quail Court, Suite 100, in Pewaukee, Wisconsin.

"In essence, we are folding our current Pewaukee bank operations into this charter," stated Todd A. Gipple, the Company's Executive Vice President and CFO. "This transaction will provide increased autonomy to our local Wisconsin personnel, consistent with our Company's model of individually chartered community banks that have a strong local management team and Board of Directors," Mr. Gipple added.

Douglas M. Hultquist, the Company's President and CEO stated, "We are very excited about adding a Wisconsin chartered bank to our group. This acquisition will allow us to expand significantly our product and service offerings in Wisconsin and tailor them to fit the unique characteristics of our Wisconsin customers. In addition, we are pleased to announce that Richard A. Meeusen, Chairman, President & CEO of BadgerMeter, Inc., has agreed to become the Chairman of First Wisconsin Bank and Trust Company. We are very excited to add an individual with Rich's talent, experience and strong ties in the Milwaukee community to our First Wisconsin Bank & Trust team."

Under the terms of its agreements with Security Bank Shares, Inc., Iron River, Wisconsin, Ridgeland Bancorp, Inc., Tony, Wisconsin, and Ridgeland's stockholders, the Company will acquire from Ridgeland Bancorp ownership of Farmers State Bank, of Ridgeland, Wisconsin. Concurrently with this acquisition, the Company will cause the transfer of the Pewaukee, Wisconsin, branch of its Rockford Bank and Trust Company subsidiary to Farmers State Bank, and the sale by Farmers State Bank of its banking offices in Ridgeland and Dallas, Wisconsin, to Security Bank, New Auburn, Wisconsin, the banking subsidiary of Security Bank Shares, Inc. As result of this sale to Security Bank, Security Bank will add the offices of Ridgeland and Dallas to its existing offices in New Auburn and Sand Creek, Wisconsin.

These transactions are subject to various regulatory approvals and the parties expect to close them during the first quarter of 2007.

QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City, Cedar Rapids, Rockford and Milwaukee communities through its wholly owned subsidiary banks. Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, and Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois and commercial leasing through its 80% owned subsidiary, M2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

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A number of  factors,  many of which are  beyond the  ability of the  Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending;
(ix) unexpected results of our strategy to establish de novo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.


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